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Exhibit 23.2

Consent of Independent Certified Public Accountants

Evergreen Resources, Inc.
1401 17th Street, Suite 1200
Denver, Colorado 80202

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated February 13, 2004, relating to the consolidated financial statements of Evergreen Resources, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Houston, Texas
June 4, 2004

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  Exhibit 23.2
Consent of Independent Certified Public Accountants